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                                                                   EXHIBIT 10.10

                        LOSS PORTFOLIO TRANSFER AGREEMENT

This Loss Portfolio Transfer Agreement (the "Agreement") is made as of 12/31/99 between Greyhound Lines, Inc. ("Greyhound") and Laidlaw Transportation, Inc. ("Parent").

WHEREAS, Greyhound desires to end uncertainty about its ultimate liability for all pre 3/16/99 insurance deductible liabilities associated with all insurance policies ("Policies") and insurance programs ("Program Agreements") of Greyhound, including, without limitation, Automobile, Comprehensive Liability, General and Property Liability and Workers' Compensation coverages ("Insurance Liabilities"); and

WHEREAS, Greyhound desires to eliminate the future administration associated with the Policies and the Program Agreements for all such Insurance Liabilities pre 3/16/99 liabilities; and

ACCORDINGLY, for the purposes and consideration stated in this Agreement, Greyhound and Parent have agreed and do hereby as follows:

1. Greyhound agrees to pay Parent the sum of $23,994,229, which sum includes a Paid Loss Deposit Fund totaling $1,861,266 previously deposited with insurance companies, as the agreed upon final amount payable for all Insurance Liabilities under the Policies and the Program Agreements, and as consideration for Parent's assumption of additional liability under the pre-acquisition insurance liabilities. This consideration is equal to the book value of the reserves and deposits.

2. In respect of the operations of Greyhound from 3/15/87 to 3/16/99, Greyhound entered into a number of insurance contracts, whereby they had retained responsibility for deductibles or self insured retentions and, as such, retained the liabilities for these "pre-aquisition" liabilities. These liabilities include paid loss retro plans, incurred loss retro plans, deductibles, retentions and possible future or additional assessments. This Agreement hereby transfers the entire liability for these insurance Liabilities amounts to Parent. It is recognized that all the original agreements and policies are between Greyhound and the various insurers and these remain in effect. As such, Greyhound is primarily responsible for these liabilities and Parent hereby agrees to pay such liabilities on Greyhound's behalf, or reimburse Greyhound as is necessary.

3. Parent agrees to pay all amounts due for claims covered by the Policies, in accordance with their terms and conditions. Greyhound agrees, at Parent's request, to provide any necessary authorization for Parent to purchase insurance or reinsurance coverage for the additional risk they assume under this Agreement, if they so desire.

4. Greyhound agrees that Parent will assume sole control of management and administration of all claims subject to this Agreement in accordance with the terms and conditions of the Policies. Greyhound further agrees to honor and abide by all the terms and conditions of the Policies and help and assist Parent in the settlement of the claims, as is necessary.
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5.   Parent further agrees to release and forever discharge Greyhound, its directors, officers, employees, agents, attorneys, representatives, successors and assigns, from any and all claims, demands, actions, or causes of action, known or unknown, which Parent has, might have had, or might have in the future, arising out of or connected with, in whole or in part, any event act, omission, or transaction, relating in any way to the Policies or the Program Agreements, or the payment of premiums or other amounts otherwise payable by Greyhound under the terms of the Policies or the Program Agreements, for the pre-acquisition insurance liabilities associated with the period prior to 3/16/99.

6. This Agreement constitutes the full and entire agreement between Greyhound and Parent. Both parties hereby expressly represent and warrant that no other statements or representations, oral or written, have induced them in any way to execute this Agreement, but that the entire consideration for same and all representations or statements bearing on or relating to this Agreement are expressly set forth herein.

7. Greyhound and Parent both understand and represent that they have not assigned any of their rights under the Policies or the Program Agreements, and the signatories to this Agreement represent that they are fully authorized to execute the agreements and releases set forth herein on behalf of Greyhound and Parent, respectively.

8. This Agreement shall be governed by and construed in accordance with the laws of Delaware. Greyhound and Parent agree that this Agreement can be filed in any court adjudicating issues or claims relating to the Policies and/or the Program Agreements.

GREYHOUND LINES, INC.                   LAIDLAW TRANSPORTATION, INC.


By: /s/ CRAIG R. LENTZSCH               By: /s/ LESLIE W. HAWORTH
    ---------------------------------       ------------------------------------
Name: Craig R. Lentzsch                 Name: Leslie W. Haworth
Title: President and CEO                Title: Senior Vice President & CFO


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